GLOBAL TELEMEDIA INTERNATIONAL, INC.
                      NONQUALIFIED STOCK OPTION AGREEMENT


     THIS AGREEMENT is made as of _________, 1998, by and between Global TeleMedia International, Inc., a Delaware corporation (the "Company"), and _________________ ("Optionee").


                                 R E C I T A L


     The Board of Directors of the Company (the "Board of Directors") has authorized the granting to Optionee, for services rendered by Optionee as an employee or consultant to the Company, of a non-qualified stock option to purchase the number of shares of Common Stock of the Company specified in Paragraph 1 hereof, at the price specified therein, such option to be for the term and upon the terms and conditions hereinafter stated.


                               A G R E E M E N T


     NOW, THEREFORE, in consideration of the premises and of the undertakings of the parties hereto contained herein, it is hereby agreed:

     1. Number of Shares; Option Price. Pursuant to said action of the Board of Directors, the Company hereby grants to Optionee, in consideration of employment or consulting services performed for the benefit of the Company, the option ("Option") to purchase up to ___________ shares ("Option Shares") of Common Stock of the Company, at the exercise price of $0.12 per share.

     2. Term. This Option shall expire on December 31, 1998.

     3. Shares Subject to Exercise. All __________ Options shall be immediately exercisable and shall thereafter remain subject to exercise for the term specified in Paragraph 2 hereof.

     4. Method and Time of Exercise. The Option may be exercised by written notice delivered to the Company stating the number of shares with respect to which the Option is being exercised, together with a check made payable to the Company in the amount of the purchase price of such shares plus the amount of applicable federal, state and local withholding taxes, or against amounts owing by the Company to Optionee, as the case may be, and the written statement provided for in Paragraph 10 hereof, if required by such Paragraph 10. Not less than 100 shares may be purchased at any one time unless the number purchased is the total number purchasable under such Option at the time. Only whole shares may be purchased.

     5. Tax Withholding. As a condition to exercise of this Option, the Company may require the Optionee to pay over to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of this Option. At the discretion of the Company and upon the request of the Optionee, the minimum statutory withholding tax requirements may be satisfied by the withholding of shares of Common Stock otherwise issuable to the Optionee upon the exercise of this Option.

     6. Exercise on Termination of Employment. This Option shall not terminate as a result of the termination of Optionee's services as an employee or consultant to the Company.

     7. Nontransferability. This Option may not be assigned or transferred except, if applicable, by will or by the laws of descent and distribution, and may be exercised only by Optionee during Optionee's lifetime and after Optionee's death, by Optionee's representative or by the person entitled thereto under Optionee's will or the laws of intestate succession.

     8. Optionee Not a Shareholder. Optionee shall have no rights as a shareholder with respect to the Common Stock of the Company covered by the Option until the date of issuance of a stock certificate or stock certificates to her upon exercise of the Option. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued.

     9. No Right to Perform Services. Nothing in this Option shall confer upon the Optionee any right to perform services for the Company, or shall interfere with or restrict in any way the rights of the Company to discharge or terminate Optionee as an employee, independent contractor or consultant at any time for any reason whatsoever, with or without good cause.

     10. Restrictions on Sale of Shares. Optionee represents and agrees that, upon Optionee's exercise of the Option in whole or part, unless there is in effect at that time under the Securities Act of 1933 a registration statement relating to the shares issued to him, he will acquire the shares issuable upon exercise of this Option for the purpose of investment and not with a view to their resale or further distribution, and that upon each exercise thereof Optionee will furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. Optionee agrees that any certificates issued upon exercise of this Option may bear a legend indicating that their transferability is restricted in accordance with applicable state or federal securities law. Any person or persons entitled to exercise this Option under the provisions of Paragraphs 5 and 6 hereof shall, upon each exercise of the Option under circumstances in which Optionee would be required to furnish such a written statement, also furnish to the Company a written statement to the same effect, satisfactory to the Company in form and substance.

     11. Registration. On or before thirty days after the date of this Agreement, the Company shall, at the Company's expense, use its best efforts to file with the Securities and Exchange Commission ("SEC"), a registration statement ("Registration Statement") on Form S-8 or other comparable form, in such form as to comply with applicable federal and state laws for the purpose of registering or qualifying the Option Shares for resale by Optionee, and prepare and file with the appropriate state securities regulatory authorities the documents reasonably necessary to register or qualify such securities, subject to the ability of the Company to register or qualify such securities under applicable state laws.

     12. Notices. All notices to the Company shall be addressed to the Company at the principal office of the Company at 1121 Alderman Drive, Suite 200, Alpharetta, Georgia 30202, Telecopier No. (770) 667-1392, and all notices to Optionee shall be addressed to Optionee at the address and telecopier number of Optionee on file with the Company, or to such other address and telecopier number as either may designate to the other in writing. A notice shall be deemed to be duly given if and when enclosed in a properly addressed sealed envelope deposited, postage prepaid, with the United States Postal Service and followed by telecopier to the addressee. In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to Optionee or to the Company (as the case may be).

     13. Adjustments. If there is any change in the capitalization of the Company affecting in any manner the number or kind of outstanding shares of Common Stock of the Company, whether by stock dividend, stock split, reclassification or recapitalization of such stock, or because the Company has merged or consolidated with one or more other corporations (and provided the Option does not thereby terminate pursuant to Section 2 hereof), then the number and kind of shares then subject to the Option and the price to be paid therefor shall be appropriately adjusted by the Board of Directors; provided, however, that in no event shall any such adjustment result in the Company's being required to sell or issue any fractional shares. Any such adjustment shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with an appropriate adjustment to the price of each Share or other unit of security covered by this Option.

     14. Cessation of Corporate Existence. Notwithstanding any other provision of this Option, upon the dissolution or liquidation of the Company, the reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or the sale of substantially all the assets of the Company or of more than 50% of the then outstanding stock of the Company to another corporation or other entity, the Option granted hereunder shall terminate; provided, however, that: (i) each Option for which no option has been tendered by the surviving corporation in accordance with all of the terms of provision
(ii) immediately below shall, within five days before the effective date of such dissolution or liquidation, merger or consolidation or sale of assets in which the Company is not the surviving corporation or sale of stock, become fully exercisable; or (ii) in its sole and absolute discretion, the surviving corporation may, but shall not be so obligated to, tender to any Optionee, an option to purchase shares of the surviving corporation, and such new option or options shall contain such terms and provisions as shall be required substantially to preserve the rights and benefits of this Option.

     15. Invalid Provisions. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained herein.

     16. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     17. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



                                    GLOBAL TELEMEDIA INTERNATIONAL, INC.

                                    ("Company")




                                    By:
                                       Roderick A. McClain
                                       Chief Executive Officer



Social Security Number
or Employer Identification
Number:                                     ("Optionee")

___________________________________



                                              Address:
___________________________________
___________________________________
___________________________________